Exhibit 3.1

CERTIFICATE OF AMENDMENT
AND RESTATEMENT TO
CERTIFICATE OF INCORPORATION
OF
SUMMIT HEALTH GROUP, INC.

TO:               Secretary of State
State of New Jersey

This Certificate of Amendment and Restatement is executed pursuant to the provisions of N.J.S. 14A:9-5(5).

FIRST: The name of the Corporation is Summit Health Group, Inc. Pursuant to the Amendment and Restatement the name of the Corporation shall be Medquist, Inc.

SECOND: The restated and amended Certificate of Incorporation was adopted by the Board of Directors on January 17, 1992 at a meeting duly called and held, and by the Shareholders on January 27, 1992 at a meeting duly called and held.

THIRD: At the time of the adoption of the Amended and Restated Certificate of Incorporation the number of shares outstanding was 978,345:

	Number of Shares Voted
Total Number of Shares Entitled to Vote	For	Against

978,345	889,600	- 0 -

FOURTH: The Amendment and Restatement of the Certificate of Incorporation is to become effective upon filing.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 27th day of January, 1992.

Attest:	SUMMIT HEALTH GROUP, INC.
/s/ Michael J. Handline	/s/ Richard J. Censits
Michael J. Handline Secretary	Richard J. Censits President

Filed by:	Suzanne Maria Kourlesis
Parker, McCay & Criscuolo
Three Greentree Centre, Suite 401
Rt. 73 and Greentree Road
Marlton, New Jersey 08053

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SUMMIT HEALTH GROUP, INC.

To:                 The Secretary of State
State of New Jersey

Pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act, the undersigned corporation hereby executes the following Amended and Restated Certificate of Incorporation:

ARTICLE FIRST
NAME

The name of the corporation is MedQuist Inc.

ARTICLE SECOND
REGISTERED OFFICE

The location of the corporation’s current registered office in this State is 20 East Clementon Road, Suite 102 South, Gibbsboro, New Jersey 08026.

ARTICLE THIRD
REGISTERED AGENT

The name of the current registered agent for the corporation is Michael Handline.

ARTICLE FOURTH
PURPOSE

The purposes for which the corporation is formed are: to engage, without limitation, in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act and any amendments thereto.

ARTICLE FIFTH
CAPITAL STOCK

The aggregate number of shares which the corporation shall have authority to issue is 25,000,000 shares of which 20,000,000 shares shall be common stock, and 5,000,000 shares shall be preferred stock.

The designation, relative rights, preferences and liabilities of each class of stock, itemized by class, shall be as follows:

(a)   Preferred.   The corporation’s board of directors (hereafter called “Board of Directors” or “Board”) is authorised to adopt at any time, or from time to time, amendments to the Certificate of Incorporation in respect to any unissued and/or treasury shares of preferred stock, and thereby to fix or change the division of shares of the preferred stock into classes and/or into series within any class or classes, and to fix or change the determination of the relative rights, preferences and limitations of the shares of any class or series. The authority of the Board with respect to each class or series of preferred stock shall include, but not be limited to, determination of the following:

(i) The number of shares constituting that class or series and the distinctive designation of that class or series;

(ii) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

(iii) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(iv) Whether that class or series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) Whether or not shares of that class or series shall be redeemable and whether or not the corporation or the holder (or both) may exercise the redemption right, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

(vi) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

(vii) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

(b)  Common.   Each share of common stock shall be entitled to one vote on all matters submitted to a vote of shareholders, except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation. The holders of common stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided

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that required dividends, if any, on the preferred stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the corporation, the assets and funds of the corporation available for distribution to shareholders, and remaining after the payment to holders of preferred stock of the amounts to which they are entitled, shall be divided and paid to the holders of the common stock according to their respective shares.

ARTICLE SIXTH
DIRECTOR NUMBER; CLASSIFICATION; REMOVAL

(a)   The number of directors which shall constitute the whole Board of Directors shall be not less than five nor more than twenty. Subject to any rights of holders of preferred stock, the exact number of directors within such maximum and minimum shall be determined by resolution duly adopted by the Board of Directors by a majority vote of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent directors.

(b)  The Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. Directors of each class shall serve for a term of three years, and until their successors shall have been elected and qualified. Upon the adoption of this Article SIXTH and the filing of the Amended and Restated Certificate of Incorporation with the New Jersey Secretary of State, the existing Board of Directors shall automatically be reclassified such that some of the director’s terms will be automatically extended as a result thereof. Each director of the reclassified Board of Directors shall be placed in one of three classes, and the initial term of office of each such class shall (except in the event of his earlier resignation or removal) expire at the annual shareholders’ meeting taking place in the year set forth opposite such director’s name (or, if later, upon the election and qualification of his successor), as follows:

Name	Class	Term Expires
Richard J. Censits William T. Carson, Jr. James F. Conway	III	1995

Frederick S. Fox, III Robert D. Mintz, Esq. A. Fred Ruttenberg, Esq.	II	1994

Joseph F. Centrone, M.D. Barry D. Brown Kyle W. Will Richard G. Mohrfeld	I	1993

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At each annual shareholders’ meeting following such initial reclassification and election, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders following such meeting. Each director so elected shall hold office until his term expires and his successor is elected and qualified, or until his earlier resignation or removal.

(c)   Newly elected directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of all votes entitled to be cast by the entire Board of Directors.

(d)  Any directors elected pursuant to any special voting rights of one or more series of Preferred Stock shall be excluded from, and for no purpose be counted in, the scope and operation of the foregoing provisions of this Article SIXTH.

ARTICLE SEVENTH
VOTING POWERS OF DIRECTORS GENERALLY

Every director of the corporation shall be entitled to one (1) vote on all matters upon which the Board of Directors is entitled to vote. The number of directors constituting the current Board of Directors of the corporation is ten. The names and addresses of the directors are presently as follows:

Name	Address
Barry D. Brown	West Jersey Health System Mt. Ephraim & Atlantic Aves. Camden, NJ 08104

William T. Carson, Jr.	The Covenant Bank for Savings 18 Kings Highway, West Haddonfield, NJ 08033

Name	Address
Richard J. Censits	Summit Health Group, Inc. 20 E. Clementon Road Suite 102 South Gibbsboro, NJ 08026

Joseph F. Centrone, M.D.	South Jersey Radiology Executive Office 100 Carnie Blvd., Suite B-9 Voorhees, NJ 08043

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James F. Conway	Mister Softee, Inc. 901 Clements Bridge Road P.O. Box 313 Runnemede, NJ 08078

Frederick S. Fox, III	Fox & Lazo 30 Washington Avenue Haddonfield, NJ 08033

Robert D. Mintz, Esq.	Freeman, Mintz, Hagner & Deiches, P.A. 34 Tanner Street Haddonfield, NJ 08033

Richard G. Mohrfeld	Mohrfeld, Inc. 24 Lees Avenue Collingswood, NJ 08108

A. Fred Ruttenberg, Esq.	Blank, Rome, Comisky & McCauley Woodland Falls Corporate Park 210 Lake Drive East, Suite 200 Cherry Hill, NJ 08002

Kyle W. Will	Delaware Valley/Liebert, Inc. Keystone Industrial Park 200 Rittenhouse Circle - 1 East Bristol, PA 19007

ARTICLE EIGHTH
DURATION

The duration of the corporation is perpetual.

ARTICLE NINTH
LIMITATION ON DIRECTOR LIABILITY

A director of the corporation shall not be personally liable to the corporation or to the shareholders of the corporation for damages for breach of any duty owed to the corporation or to the shareholders of the corporation except that this Article NINTH shall not relieve a director of the corporation from personal liability to the corporation and to the shareholders of the corporation for damages for any breach of duty based upon an act or omission (a) in breach of such director’s duty of loyalty to the corporation or to the shareholders of the corporation, or (b) not in good faith or involving a knowing violation of laws, or (c) resulting in the receipt by such director of an improper personal benefit.

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ARTICLE TENTH
SEVERABILITY

In the event that all, some or any part of any provision contained in this Amended and Restated Certificate of Incorporation shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable (as against public policy or otherwise), such provision shall be enforced to the fullest extent permitted by law and shall be construed as if it had been narrowed only to the extent necessary so as not to be invalid, illegal or unenforceable; the validity, legality and enforceability of the remaining provisions of this Amended and Restated Certificate of Incorporation shall continue in full force and effect and shall not be affected or impaired by such illegality, invalidity or unenforceability or any other provision (or any part or parts thereof) of the Amended and Restated Certificate of Incorporation. If and to the extent that any provision contained in this Amended and Restated Certificate of Incorporation violates any rule of a securities exchange or automated quotation system on which securities of the corporation are traded, the Board of Directors is authorized, in its sole discretion, to suspend or terminate such provision for such time or periods of time and subject to such conditions as the Board of Directors shall determine in its sole discretion.

ARTICLE ELEVENTH
HEADINGS

Article headings and the ordering of paragraphs are for convenience of reference only and shall not be construed to alter, amend or otherwise affect the meaning, intent or effect of the provisions of this Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the corporation has executed this document on the 27th day of January , 1992.

SUMMIT HEALTH GROUP, INC.

By:	/s/ Richard J. Censits
Richard J. Censits, President

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CERTIFICATE OF CORRECTION
OF
MedQuist Inc.
(TO BE USED BY DOMESTIC AND FOREIGN CORPORATIONS

TO:       Secretary of State
State of New Jersey

The Undersigned, hereby submits for filing, a Certificate of Correction, executed in behalf of the above named Corporation, pursuant to the provisions of Section 14A:1-6 (5) Corporations, General, of the New Jersey Statutes.

1.	The Certificate to be corrected is: Certificate of Amendment and Restatement to Certificate of Incorporation	1/31/92
	(Type of Certificate)	(Date Filed)

2.               The inaccuracy in the Certificate is: In Article First, there was a comma placed between MedQuist and Inc., e.g. MedQuist, Inc. There is no comma between the name and the corporate designation.

(Indicate the inaccuracy or defect)

3.               The Certificate of Correction hereby reads as follows:

First: The name of the Corporation is Summit Health Group, Inc. Pursuant to the Amendment and Restatement the name of the Corporation shall be MedQuist Inc.

Dated this 8th day of June 1992.

MedQuist Inc.
(Corporate Name)

By:	/s/ Michael J. Handline
(Signature)

Michael J. Handline, Vice President
(Type or Print Name and Title)

*                    May be executed by the Chairman of the Board, or the President or the Vice-president.

STATE OF NEW JERSEY
OFFICE OF THE
SECRETARY OF STATE

In compliance with the requirements of Section 14A:7-2 of the New Jersey Business Corporation Act (Ch. 94 L ‘88 eff. 12-1-88), the undersigned corporation, desiring to file in the Office of the Secretary of State an amendment to its Restated Certificate of Incorporation with respect to shares to be issued by the corporation, certifies as follows:

1.                                       The name of the corporation is MEDQUIST INC.

2.                                       Attached hereto as Annex 1 is a true and correct copy of the resolutions adopted by the board of directors of the corporation pertaining to the amendment of the Restated Certificate of Incorporation as authorized by Section 14A: 7-2(3).

3.                                       The resolution of the board of directors was duly adopted on December 10, 1992.

4.                                       The Restated Certificate of Incorporation is amended so that the designation and number of shares of each class and series acted upon in the attached resolution and the relative rights, preferences and limitations of each such class and series, are as stated in the resolution.

IN TESTIMONY WHEREOF, the undersigned corporation has caused this Statement to be signed by a duly authorized officer of the corporation.

MEDQUIST INC.

By:	/s/ Paul Wetzel
Vice President and Treasurer

ANNEX 1

FURTHER RESOLVED, that pursuant to the authority vested in the Board of Directors by law and the Restated Certificate of Incorporation, the Board of Directors hereby adopts an amendment to its Restated Certificate of Incorporation designating two classes of Preferred Stock, no par value, to be designated “Class A Preferred Stock” and “Class B Preferred Stock” having the respective relative voting, dividend, liquidation, and other rights, preferences and limitations set forth on the attached “Certificate of Designation of Preferred Stock” (the “Certificate”);

Certificate of Designation of Preferred Stock

Shares of the Corporation’s Preferred Stock, no par value, shall be designated as follows: (i) 577,361 shares of Class A Preferred Stock (the “Class A Preferred”) and (ii) 422,639 shares of the Class B Preferred Stock (the “Class B Preferred”). The Class A Preferred and the Class B Preferred are herein collectively referred to as the “A/B Preferred.”

Part I.                Terms Applicable to Both the Class A Preferred and the Class B Preferred.

Section 1.   Voting Rights.   Except as provided herein and as otherwise required by law, the A/B Preferred shall have no voting rights.

Section 2.   Dividends.   The holder of each share of A/B Preferred shall be entitled to receive, when and as declared by the Corporation’s Board of Directors, (a) the payment of an amount in cash equal to the amount such holder would receive as a holder of Common Stock if such holder’s shares of A/B Preferred were converted into shares of Common Stock as of the record date of the declaration of such dividend, and (b) a distribution (in other than cash) equivalent to the distribution (in other than cash) such holder would receive as a holder of Common Stock if such holder’s shares of A/B Preferred were converted into shares of Common Stock prior to the date established by the Corporation’s Board of Directors as the record date for the purpose of such distribution; provided that if the distribution consists of voting securities of the Corporation, the Corporation shall make available to a holder of shares of A/B Preferred, upon such holder’s request, non-voting securities which are otherwise identical to such voting securities and which are convertible into such voting securities on the same terms as the A/B Preferred is convertible into Common Stock.

3.   Liquidation, Dissolution and Winding up.   Upon any liquidation, dissolution or winding up of the Corporation, (a) the holders of A/B Preferred will be entitled to be paid, before any distribution or payment is made upon any other class of the Corporation’s equity securities, an amount in cash equal to the aggregate Liquidation Value (as defined below) (plus any unpaid dividends thereon which have accrued pursuant to Section 2 above) of all shares of A/B Preferred outstanding, and (b) after the payment to the holders of A/B Preferred set forth in subsection 3(a) and after the holders of Common Stock have received with respect to each share of Common Stock an amount equal to the amount paid to the holders of A/B Preferred pursuant to subsection 3(a) above with respect to each share of A/B Preferred, the holders of the shares of A/B Preferred will be entitled to be paid out of the assets of the Corporation available for distribution to the holders of Common Stock after such distributions an additional amount equal to the amount such holders would receive as a holder of Common Stock if such holder’s shares of A/B Preferred were converted into shares of Common Stock immediately prior to the time of such liquidation, dissolution or winding up of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of shares of A/B Preferred pursuant to subsection 3(a) above are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid pursuant to subsection 3(a), the entire assets available for distribution will be distributed ratably among such holders based upon the aggregate Liquidation Value (plus any unpaid dividends thereon which have accrued pursuant to Section 2 above) of all shares of A/B Preferred held by such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment dated stated therein, to each record holder of A/B Preferred. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3. For purposes of this Section 3, “Liquidation Value” of any share of A/B Preferred shall be equal to $7.50.

Section 4.   Conversion Rights.

(a)   General.   Subject to Section 1 of Part II below, at any time and from time to time, each record holder of A/B Preferred will be entitled to convert any and all of the shares of such holder’s A/B Preferred into the same number of shares of Common Stock at such holder’s election. Without limiting the generality of the foregoing, each holder of A/B Preferred shall only be entitled to convert any share or shares of A/B Preferred to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation then such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates. Shares of A/B Preferred which are converted into shares of Common Stock as provided herein shall not be reissued.

(b)   Mechanics of Conversion.   Each conversion of shares of A/B Preferred into shares of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation

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(or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the A/B Preferred) at any time during normal business hours, together with a written notice by the holder of such A/B Preferred stating that such holder desires to convert the shares, or a stated number of the shares, of A/B Preferred represented by such certificate or certificates into Common Stock and that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holders and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the Corporation to issue such Common Stock). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted A/B Preferred as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(c)   Issuance of New Certificates.   Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions (i) the certificate or certificates for the Common Stock issuable upon such conversion and (ii) a certificate representing any A/B Preferred which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

(d)   Subdivisions and Combinations.   If the Corporation in any manner subdivides or combines the outstanding shares of one class of either Common Stock or A/B Preferred, the outstanding shares of the other classes will be proportionately subdivided or combined.

(e)   Reorganizations, Etc.   In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the Sorporation (other than a subdivision or combination of shares of Common Stock or A/B Preferred into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Common Stock or A/B Preferred or from par value to no par value, or from no par value to par value) or in the case of, and as a condition to, the consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any

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reclassification of outstanding shares of Common Stock or A/B Preferred), each share of A/B Preferred shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Common Stock of the Corporation into which such share of A/B Preferred was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the holders of A/B Preferred to the end that the provisions set forth in this Section 4 (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of A/B Preferred.

(f)   Reservation of Common Stock.   The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the A/B Preferred as provided in this Section 4, such number of shares of Common Stock as shall then be issuable upon the conversion of all then outstanding shares of A/B Preferred (assuming that all such shares of A/B Preferred are held by persons entitled to convert such shares into Common Stock).

(h)   Payment of Taxes; Transfer.   The issuance of certificates for Common Stock upon the conversion of A/B Preferred will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock. The Corporation will not close its books against the transfer of A/B Preferred or of Common Stock issued or issuable upon the conversion of A/B Preferred in any manner which would interfere with the timely conversion of A/B Preferred.

Part II.   Terms Applicable to Class B Preferred Only.

Section 1.   Limitations on Conversion Rights.   Notwithstanding anything to the contrary, the conversion rights set forth in Section 4 of Part I shall be exercisable by a record holder of Class B Preferred only: (a) in connection with a transaction which results in the Corporation’s Common Stock no longer being subject to the requirements of the National Association of Securities Dealers, Inc. pertaining to the requirements for continued designation and inclusion in the

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National Association of Securities Dealers Automated Quotation System - National Market System (or any other rules, regulations and requirements of any national securities exchange to which the Corporation’s Common Stock is subject), (b) at any time after the Corporation is no longer subject to the reporting requirements of Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and (c) at any time after the Corporation’s shareholders approve such actions as are required pursuant to Section 5(i)(1)(c)(ii) of Schedule D of the Bylaws of the National Association of Securities Dealers, Inc. to eliminate the restrictions set forth in this Section 1.

Part III.   Amendment and Waiver.   No amendment, modification or waiver of Part I, II or this Part III shall be binding or effective (a) with respect to any provision of Part I or this subsection (a) without the prior written consent of the holders of at least a majority of the A/B Preferred outstanding at the time such action is taken (voting as a single class and not separately) and (b) with respect to any provision of Part II or this subsection (b) without the prior written consent of the holders of at least a majority of the class B Preferred outstanding at the time such action is taken.

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STATE OF NEW JERSEY
OFFICE OF THE
SECRETARY OF STATE

In compliance with the requirements of Section 14A: 7-2 of the New Jersey Business Corporation Act (Ch. 94 L ‘88 off. 12-1-88), the undersigned corporation, desiring to file in the Office of the Secretary of State an amendment to its Restated Certificate of Incorporation with respect to shares to be issued by the corporation, certifies as follows:

1.    The name of the corporation is MEDQUIST INC.

2.    Attached hereto as Annex 1 is a true and correct copy of the resolutions adopted by the board of directors of the corporation pertaining to the amendment of the Restated Certificate of Incorporation as authorized by Section 14A: 7- 2(3).

3.    The resolution of the board of directors was duly adopted on July 26, 1994.

4.    The Restated Certificate of Incorporation is amended so that the designation and number of shares of each class and series acted upon in the attached resolution and the relative rights, preferences and limitations of each such class and series, are as stated in the resolution.

IN TESTIMONY WHEREOF, the undersigned corporation has caused this Statement to be signed by a duly authorized officer of the corporation.

MEDQUIST INC.

By:	/s/ John M. Suender
John M. Suender
Vice President, General
Counsel & Secretary

RESOLUTIONS ADOPTING
AMENDMENT
TO
CERTIFICATE OF DESIGNATION
OF
CLASS A/B PREFERRED STOCK

RESOLVED, that the President, any Vice President, the Treasurer and the Secretary of the Company (or any of them) are hereby authorized and directed, in the name and on behalf of the Company, to take all actions necessary or appropriate in order to amend the Certificate of Designation of Preferred Stock filed with the New Jersey Secretary of State on December 14, 1992 (the “Original Certificate of Designation”) to increase the number of Class A Preferred Stock available for issuance thereunder to 649,530 shares and to decrease the number of Class B Preferred Stock available for issuance thereunder to 400,470 shares;

RESOLVED, that, pursuant to the foregoing, the first sentence of the introductory paragraph of the Original Certificate of Designation is hereby deleted in its entirety and replaced with the following:

Shares of the Corporation’s Preferred Stock, no par value, shall be designated as follows: (i) 649,530 shares of Class A Preferred Stock (the “Class A Preferred”) and (ii) 400,470 shares of the Class B Preferred Stock (the “Class B Preferred”).

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MEDQUIST INC.

Pursuant to N.J.S.A. 14A:7-2 and 14A:7-18

Dated: August 8, 1997

The undersigned, the President of MedQuist Inc., hereby certifies as follows:

1.                                       The name of the corporation is MedQuist Inc.

2.                                       The Company has canceled 595,512 shares of Class A Preferred Stock and 367,163 shares of Class B Preferred Stock as a result of the conversion of all such shares into common stock. The terms of a Certificate of Designation designating the relative rights, preferences and liabilities of the Corporation’s Class A Preferred Stock and Class B Preferred Stock was adopted by the Board of Directors on December 14, 1992.

3.                                       Section 4 of said Certificate of Designation provides that any shares of such preferred stock which are converted into common stock shall not be reissued.

4.                                       As of August 8, 1997, the Board of Directors duly adopted the attached resolution decreasing to zero the number of shares of the Corporation’s Class A Preferred Stock and Class B Preferred Stock available for issuance.

5.                                       The aggregate number of authorized shares, itemized by class and series, after giving effect to such cancellation and decrease is as follows:

Class or Series	Number Authorized
Common Stock	20,000,000
Preferred Stock	4,037,325
Class A Preferred Stock	0
Class B Preferred Stock	0

6.                                       The Amended and Restated Certificate of Incorporation is hereby amended (i) by reducing the authorized shares of preferred stock by 962,675 as a result of the conversion of the Class A Preferred Stock and Class B Preferred Stock into Common Stock and (ii) so that the number of shares of Class A Preferred Stock and Class B Preferred Stock are decreased to zero as stated in the attached resolution.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its President as of the date first above written.

MedQuist Inc.

By:	/s/ David A. Cohen
David A. Cohen, President,
Chief Executive Officer and
Chairman of the Board of Directors

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CANCELLATION OF A/B PREFERRED STOCK

WHEREAS, on December 14, 1992 the Board of Directors executed with the New Jersey Secretary of State a Certificate of Designation designating the terms of the Company’s Class A Preferred Stock and Class B Preferred Stock (together, the “A/B Preferred Stock”);

WHEREAS, on May 30, 1996, the holder of the A/B Preferred Stock converted all of the outstanding shares (962,675) of said A/B Preferred Stock into Common Stock in accordance with the terms of the Certificate of Designation;

WHEREAS, pursuant to the terms of the Certificate of Designation, the shares of A/B Preferred Stock that were converted into Common Stock may not be re-issued and the total number of authorized shares of preferred stock of the Company must be reduced by the number of shares so converted (962,675) by filing an amendment to the Company’s Amended and Restated Certificate of Incorporation;

WHEREAS, the Board of Directors designated 1,050,000 shares of A/B Preferred Stock but the Company has only issued and canceled 962,675 shares of A/B Preferred Stock;

WHEREAS, since the purpose for designating the A/B Preferred Stock no longer exists and there are zero shares of A/B Preferred Stock outstanding, the Board of Directors desires to decrease to zero the number of shares of A/B Preferred Stock available for issuance and, pursuant to Section 14A7:2 of the New Jersey Business Corporation Act, such shares shall become preferred stock with the relative rights, preferences and limitations as they had before the Board filed the Certificate of Designation;

NOW THEREFORE, BE IT:

RESOLVED, that the actions contemplated by the foregoing recitals are hereby approved and the Certificate of Amendment (“Amendment”) to the Company’s Amended and Restated Certificate of Incorporation attached hereto as Exhibit A is hereby adopted and approved in all respects; and be it further

RESOLVED, that the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, the Vice President and Chief Financial Officer and the Vice President and General Counsel (collectively, the “Officers”), or any of them, are hereby authorized and directed to take any actions necessary and appropriate in order to effect the intent of the foregoing, including, without limitation, executing and filing the Amendment with the New Jersey Secretary of State:

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MEDQUIST INC.

Pursuant to N.J.S.A. 14A:7-15.1(3)

Dated: August 11, 1997

The undersigned, the President of MedQuist Inc., hereby certifies as follows:

1.                                       The name of the corporation is MedQuist Inc.

2.                                       On August 8, 1997, the Board of Directors adopted a resolution approving a division of all outstanding shares of capital stock of the Corporation consistent with the terms of this Certificate of Amendment.

3.                                       Such share division will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remains unissued after the share division exceeding the percentage of authorized shares that was unissued before the share division.

4.                                       All of the common stock and preferred stock of the Corporation shall be subject to said share division such that each share of common stock and preferred stock shall be divided into one and one-half (1.5) shares.

5.                                       The first sentence of “Article Fifth Capital Stock” of the Amended and Restated Certificate of Incorporation is hereby amended to read as follows:

The aggregate number of shares which the Corporation shall have authority to issue is 36,055,987.50 of which 30,000,000 shares shall be common stock and 6,055,987.50 shares shall be preferred stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its President as of the date first above written.

MedQuist Inc.

By:	/s/ David A. Cohen
David A. Cohen, President,
Chief Executive Officer and
Chairman of the Board of Directors

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3-FOR-2 STOCK SPLIT

WHEREAS, the Board of Directors deems it to be in the best interests of the Company and its shareholders to declare a 3-for-2 stock split;

NOW THEREFORE, BE IT:

RESOLVED, that the Board of Directors hereby declares a 3-for-2 stock split pursuant to the terms of the Certificate of Amendment (“Stock Split Amendment”) to the Amended and Restated Certificate of Incorporation attached hereto as Exhibit B; and be it further

RESOLVED, that the record date of said stock split shall be August 25, 1997 and the effective date shall be September 9, 1997 or such other date as the Officers (as defined below) shall deem appropriate under the circumstances, but in no event shall the record date be later than September 30, 1997; and be it further

RESOLVED, that the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, the Vice President and Chief Financial Officer and the Vice President and General Counsel (collectively, the “Officers”), or any of them, are hereby authorized and directed to take all actions necessary and appropriate in order to effect said 3-for-2 stock split, including, without limitation, executing and filing the Stock

Split Amendment with the New Jersey Secretary of State;

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Consent effective as of August 8th, 1997.

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CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MEDQUIST INC.

Pursuant to N.J.S.A. 14A:7-15.1(3)

Dated: May 11, 1998

The undersigned, the President of MedQuist Inc., hereby certifies as follows:

The name of the corporation is MedQuist Inc.

On May 8, 1998, the Board of Directors adopted a resolution approving a division of all outstanding shares of capital stock of the Corporation consistent with the terms of this Certificate of Amendment.

Such share division will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remains unissued after the share division exceeding the percentage of authorized shares that was unissued before the share division.

All of the common stock and preferred stock of the Corporation shall be subject to said share division such that each share of common stock and preferred stock shall be divided into two (2) shares.

The first sentence of “Article Fifth Capital Stock” of the Amended and Restated Certificate of Incorporation is hereby amended to read as follows:

The aggregate number of shares which the Corporation shall have authority to issue is 72,111,975 of which 60,000,000 shares shall be common stock and 12,111,975 shares shall be preferred stock.

IN WITNESS THEREOF, the Corporation has caused this Certificate to be executed on its behalf by its President as of the date first above written.

MedQuist Inc.

By:	/s/ David A. Cohen
David A. Cohen, President,
Chief Executive Officer and Chairman of the Board of Directors

MEDQUIST INC.

ACTION OF DIRECTORS BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the directors of MEDQUIST INC., a New Jersey corporation (the “Company”), under and pursuant to Section 14A:6-7.1 of the New Jersey Business Corporation Act, do hereby propose, adopt and consent to the following action, which consent shall have the same effect as action duly taken by the unanimous vote of the Board of Directors at a duly called meeting:

2-FOR-1 SPLIT

WHEREAS, the Board of Directors deems it to be in the best interests of the Company and its shareholders to declare a 2-for-1 split of the Company’s common stock, no par value;

NOW THEREFORE, BE IT:

RESOLVED, that the Board of Directors hereby declares a 2-for-1 split (the “Stock Split”) of the Company’s common stock, no par value, pursuant to the terms of the Certificate of Amendment (“Stock Split Amendment”) to the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A and subject to the other provisions of this Unanimous Consent; and be it further

RESOLVED, that the Officers (as defined below) shall have the authority in their reasonable judgment and with the advice of the Company’s investment bankers and counsel, to determine the record date and effective date of the Stock Split; provided, however, if such determinations are not made on or before the next regular meeting of the Board of Directors (scheduled July 22, 1998) then the authority of the Officers to so act shall be deemed revoked and the Stock Split may not be effected without further action of the Board of Directors;

RESOLVED, that the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, the Vice President and Chief Financial Officer and the Vice President and General Counsel (collectively, the “Officers”), or any of them, are hereby authorized and directed to take all actions necessary and appropriate in order to effect the intent of the foregoing, including, without limitation, executing and filing the

Stock Split Amendment with the New Jersey Secretary of State;

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Consent effective as of May 11, 1998.

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MEDQUIST INC.

To:                 The Department of the Treasury
State of New Jersey

Pursuant to the provisions of Section 14A:9-1 of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Amended and Restated Certificate of Incorporation:

1.                                       The name of this corporation is MedQuist Inc.

2.                                       The following amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the majority shareholder of the corporation as of the 12th day of April, 2001:

RESOLVED, that Article Sixth of the Amended and Restated Certificate of Incorporation be amended to read as follows:

ARTICLE SIXTH
DIRECTORS

The number of directors, which shall constitute the whole Board of Directors, shall be not less than five (5) nor more than twenty (20). Subject to any rights of holders of preferred stock, the exact number of directors within such maximum and minimum shall be determined by resolution duly adopted by the Board of Directors by a majority vote of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent directors.

FURTHER RESOLVED, that Article Seventh of the Amended and Restated Certificate of Incorporation be amended to read as follows:

ARTICLE SEVENTH
VOTING POWERS OF DIRECTORS GENERALLY

Every director of the corporation shall be entitled to one (1) vote on all matters upon which the Board of Directors is entitled to vote. The number of directors constituting the current Board of Directors of the corporation is eleven (11) and the names and addresses of such directors are listed on Exhibit A attached hereto.

3.                                       The number of shares entited to vote upon the amendment was 36,804,820.

4.                                       That in lieu of a meeting and vote of the majority shareholder and in accordance with the provisions of Section 14A:5-6, the amendment was adopted by the majority shareholder without a meeting pursuant to the written consent of the majority shareholder and the number of shares represented by such consent is 25,825,086 shares.

5.                                       The effective date of this amendment shall be May 21, 2001.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate to be signed by a duly authorized officer of the corporation.

MedQuist Inc.

By:	/s/ John M. Snender
John M. Snender
Senior Vice President